UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2004

OPUS RESOURCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12900 Automobile Blvd., Suite D, Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

Agreement and Plan of Reorganization.

On February 10, 2004, the Registrant filed a current report on Form 8-K dated January 31, 2004, to report that pursuant to an Agreement and Plan of Reorganization dated January 31, 2004 (“Reorganization Agreement”), the Registrant acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc. (“BTI”), a Florida corporation, from BTI’s shareholders, in exchange for an aggregate of 91,000,000 shares of the Registrant’s common stock.

In the Form 8-K, the Registrant undertook to provide the required financial statements by filing an amendment to the Form 8-K. This Form 8-K/A-1 is being filed to provide the accompanying required financial statements.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The required financial statements of U.S. Medical Systems, Inc. are being provided herewith, commencing on page F-1, which follows the signature page.

(b) Pro Forma Financial Information. The required pro forma financial information is being provided herewith, commencing on page P-1 following the financial statements.

(c) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opus Resource Group, Inc.

By:	/s/ James F. Gordon
James F. Gordon, CEO

By:	/s/ Michael J. Gordon
Michael J. Gordon, CFO

Date: March 26, 2004

1

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

To the Board of Directors and Shareholders:

Blastgard Technologies, Inc. (formerly Blastgard International, Inc.)

REPORT OF INDEPENDENT AUDITORS

We have audited the balance sheet of Blastgard Technologies, Inc. (formerly Blastgard International, Inc.) (a development stage company) as of December 31, 2003, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 26, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blastgard Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the period from September 26, 2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 4 to the financial statements, on January 31, 2004, the Company entered into an Agreement and Plan of Reorganization with OPUS Resource Group, Inc.

Cordovano and Honeck, P.C.

Denver, Colorado

March 19, 2004

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Balance Sheet

December 31, 2003

Assets
Current Assets:
Cash	$830

Total current assets	830
Deferred costs (Note 1)	4,485

$5,315

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,000
Indebtedness to related party (Note 2)	470

Total current liabilities	4,470

Shareholders’ equity (Notes 2 and 4):
Common stock, $.001 par value; 50,000,000 shares authorized,
680,000 shares issued and outstanding	680
Additional paid-in capital	11,820
Deficit accumulated during development stage	(11,655)

Total shareholder’s equity	845

$5,315

See Accompanying notes to financial statements

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Statements of Operations

September 26, 2003 (Inception) Through December 31, 2003

Licensing fee revenue (Note 2)	$5,000

Operating expenses:
Stock-based compensation (Note 2):
Officers and directors	12,500
Selling, general and administrative	4,155

Total operating expenses	16,655

Loss before income taxes	(11,655)
Income tax provision (Note 3)	—

Net loss	$(11,655)

Basic and diluted loss per share	$(0.02)

Basic and diluted weighted average common shares outstanding	680,000

* Restated for 1:18.38 reverse common stock split (see Note 4)

See accompanying notes to financial statements

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Statement of Changes in Shareholders’ Equity

	Common Stock			Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total
	Shares		Par Value
Balance at September 26, 2003 (inception)	—		$—	$—	$—	$—
September 2003, stock issued to officers in exchange for services (Note 2)	680,000	*	680	11,820	—	12,500
Net loss	—		—	—	(11,655)	(11,655)

Balance at December 31, 2003	680,000		$680	$11,820	$(11,655)	$845

*	Restated for 1:18.38 reverse common stock split (see Note 4)

See accompanying notes to financial statements

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Statements of Cash Flows

September 26, 2003 (Inception) Through December 31, 2003

Cash flows from operating activities:
Net loss	$(11,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation (Note 2)	12,500
Changes in operating assets and liabilities:
Accounts payable and accruals	4,000
Indebtedness to related party (Note 2)	470

Net cash used in operating activities	5,315
Cash flows from investing activities:
Payments for deferred costs	(4,485)

Net cash used in investing activities	(4,485)

Net change in cash	830
Cash, beginning of period	—

Cash, end of period	$830

Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes	$—

Interest	$—

See accompanying notes to financial statements

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Notes to Financial Statements

(1) Organization, Basis of Presentation, and Summary of Significant Accounting Policies

Organization and Basis of Presentation

Blastgard Technologies, Inc. (the “Company” or “BTI”) was incorporated on September 26, 2003 in the State of Florida to design and market proprietary blast mitigation materials. The Company has applied for a patent related to its BlastWrap® technology, which the Company plans to market as an effective method to mitigate blasts and suppress flash fires resulting from explosions. The Company intends to sub-contract the manufacturing of potential products to licensed and qualified production facilities.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

On January 31, 2004, the Company entered into an Agreement and Plan of Reorganization with OPUS Resource Group, Inc. (“OPUS”), a Colorado corporation (see Note 4).

Inherent in the Company’s business are various risks and uncertainties, including its limited operating history, historical operating losses, and dependence upon strategic alliances. The Company’s future ability to continue as a going concern will be dependent upon its ability to develop and market its proprietary blast mitigation materials and the Company’s ability to develop and provide new products that meet customers’ changing requirements on a timely and cost-effective basis.

The Company plans to raise capital through the sale of its common stock. There can be no assurance, however, that additional financing will be available when needed or on terms acceptable to the Company. There can be no assurance that the Company will be able to continue as a going concern, obtain adequate capital through the sale of its stock, or achieve material revenues and profitable operations.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at December 31, 2003.

Deferred Costs

Deferred costs consist of costs incurred to apply for patents and trademarks. Costs incurred to acquire patents and trademarks that have not been granted are reported as deferred costs. If a patent or trademark application is denied or expires, the costs incurred are charged to operations in the year the application is denied or expires. Amortization commences once a patent or trademark is granted.

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Financial Instruments

The carrying amounts of cash, accounts payable and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Stock-based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. Pro forma disclosures have been included in Note 5.

Loss per common share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Notes to Financial Statements

denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. At December 31, 2003, there was no variance between basic and diluted loss per share as there were no potentially dilutive common equivalents outstanding.

(2) Related Party Transactions

On September 26, 2003, the Company issued 12,500,000 shares (680,000 post-split) of its common stock to its officers and directors in exchange for administrative services and the patent-pending BlastWrap® technology. The Company’s common stock had no market value on the transaction date; therefore the transaction was valued at the fair value of the services totaling $12,500, or $.001 per share.

On September 29, 2003, the Company signed a License Agreement with Blastgard, Inc. (“BGI”), an affiliated corporation under common control. BGI paid the Company a $5,000 non-refundable license fee as part of the agreement. Because BGI could not meet the funding requirements of the agreement, the agreement was terminated in December 2003.

During the period ended December 31, 2003, an officer paid expenses on behalf of the Company totaling $470. The $470 was not repaid as of December 31, 2003 and is included in the accompanying condensed financial statements as “Indebtedness to related party”.

(3) Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the period ended December 31, 2003 follows:

U.S. statutory federal rate, graduated	15.00%
State income tax rate, net of federal	4.68%
Net operating loss (NOL) for which no tax benefit is currently available	-19.68%

0.00%

At December 31, 2003, deferred tax assets consisted of a net tax asset of $2,293, due to operating loss carryforwards of $11,655, which was fully allowed for, in the valuation allowance of $2,293. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period ended December 31, 2003 totaled $2,293. The current tax benefit also totaled $2,293 for the period ended December 31, 2003. The net operating loss carryforward expires through the year 2023.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

BLASTGARD TECHNOLOGIES, INC.

(Formerly Blastgard International, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(4) Subsequent Events

Reverse stock split

On January 9, 2004, the Company’s Board of Directors declared a 1 for 18.38 reverse split of its $.001 par value common stock. The stock split reduced the number of common shares outstanding from 12,500,000 to 680,000.

Common stock sales

During January 2004, the Company sold 320,000 shares (post-split) of its common stock to investors for $320, $.001 per share. Following the stock sales, the Company had 1,000,000 common shares issued and outstanding.

Commitment

In January 2004, the Company entered into an operating lease for an operating facility with office and warehouse space. The lease commences January 1, 2004 and terminates on May 31, 2004. Future minimum lease payments under the operating lease for 2004 are approximately $6,000.

Agreement and Plan of Reorganization

On January 31, 2004, BTI entered into an Agreement and Plan of Reorganization (the “Agreement”) with OPUS Resource Group, Inc. Under the terms of the Agreement, OPUS agreed to acquire all of the issued and outstanding common stock of BTI in exchange for 91,000,000 (post-split) shares of OPUS’s common stock. The acquisition has been treated as a reverse acquisition whereby OPUS is considered the legal surviving entity. Costs of the transaction have been charged to the period.

OPUS RESOURCE GROUP, INC.

(Formerly OPUS Media Group, Inc.)

(A Development Stage Company)

Pro Forma Condensed, Combined Financial Information

(Unaudited)

The following unaudited Pro Forma Condensed, Combined Balance Sheet gives effect to the acquisition of Blastgard Technologies, Inc. (“BTI”) and OPUS Resource Group, Inc. (“OPUS”) as if the acquisition occurred at December 31, 2003. BTI is considered the surviving entity.

The unaudited Pro Forma Condensed, Combined Balance Sheet should be read in conjunction with the notes to the unaudited Pro Forma Condensed, Combined Balance Sheet and the separate audited financial statements and notes thereto of each of the companies included in the pro forma as of their respective balance sheet dates and for the period ended December 31, 2003 for BTI, the year ended December 31, 2003 for OPUS.

The unaudited Pro Forma Condensed, Combined Balance Sheet has been prepared for informational purposes only and does not purport to be indicative of the results of operations that actually would have occurred if the acquisition had been consummated at December 31, 2003. Furthermore, the unaudited Pro Forma Condensed Balance Sheet does not reflect changes that may have occurred as the result of post-acquisition activities and other matters.

			Pro Forma
	BTI	OPUS	Adjustments		Combined
Cash	$830	$—	$320	1	$1,150
Property and equipment, net	—	2,149	—		2,149
Deferred costs	4,485	62,500	—		66,985

Total assets	$5,315	$64,649	$320		$70,284

Accounts payable and accruals	$4,000	$345,926	$—		$349,926
Indebtedness to related party	470	21,641	—		22,111
Notes payable	—	375,000	—		375,000
Accrued interest payable	—	14,474	—		14,474

Total liabilities	4,470	757,041	—		761,511

Common stock	680	3,543	90,320	1	94,543
Options and warrants	—	516,558	—		516,558
Additional paid-in capital	11,820	3,657,891	(5,022,884)	1	(1,353,173)
Retained deficit	(11,655)	(4,870,384)	4,932,884	1	50,845

Total equity	845	(692,392)	320		(691,227)

Total liabilities and equity	$5,315	$64,649	$320		$70,284

P-1

OPUS RESOURCE GROUP, INC.

(Formerly OPUS Media Group, Inc.)

(A Development Stage Company)

Pro Forma Condensed, Combined Financial Information

(Unaudited)

The following unaudited Pro Forma Condensed, Combined Statement of Operations give effect to the acquisition of BTI and OPUS as if the acquisition occurred at the beginning of the period presented. BTI is the surviving entity.

The unaudited Pro Forma Condensed, Combined Statement of Operations should be read in conjunction with the notes to the unaudited Pro Forma Condensed, Combined Statement of Operations and the separate audited financial statements and notes thereto of each of the companies included in the pro forma as of their respective balance sheet dates and for the period ended December 31, 2003 for BTI, the year ended December 31, 2003 for OPUS.

The unaudited Pro Forma Condensed, Combined Statement of Operations has been prepared for informational purposes only and does not purport to be indicative of the results of operations that actually would have occurred if the acquisition and acquisition had been consummated at the beginning of the period presented, nor of results to be expected in the future. Furthermore, the unaudited Pro Forma Condensed Statement of Operations does not reflect changes that may have occurred as the result of post-acquisition activities and other matters.

PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS

(Unaudited)

For the Year Ended December 31, 2003

			Pro Forma
	BTI	OPUS	Adjustments	Combined
Revenue	$5,000	$164	$—	$5,164

Stock-based compensation	12,500	178,100	—	190,600
General and administrative	4,155	220,703	—	224,858
Other operating expenses	—	315,447	—	315,447
Interest income	—	(20)	—	(20)
Interest expense	—	79,152	—	79,152

Net income (loss)	$(11,655)	$(793,218)	$—	$(804,873)

Net income (loss) per share, basic and diluted	$(0.02)	$(0.24)		$(0.01)

Basic and diluted weighted average common shares outstanding	680,000	3,255,298		94,542,937

P-2

OPUS RESOURCE GROUP, INC.

(Formerly OPUS Media Group, Inc.)

(A Development Stage Company)

Pro Forma Condensed, Combined Financial Information

(Unaudited)

Reverse Acquisition

On January 31, 2004, BTI entered into an Agreement and Plan of Reorganization (the “Agreement”) with OPUS Resource Group, Inc. Under the terms of the Agreement, OPUS agreed to acquire all of the issued and outstanding common stock of BTI in exchange for 91,000,000 (post-split) shares of OPUS’s common stock. The acquisition has been treated as a reverse acquisition whereby OPUS is considered the legal surviving entity. Costs of the transaction have been charged to the period.

Assumptions

1.	Adjustment to reflect 91,000,000 million shares of BTI common stock outstanding prior to the reverse acquisition; and the issuance of 3,542,937 shares of BTI common stock to acquire the net liabilities ($754,892) of OPUS.

2.	Adjustment to reflect the BTI common shares sold prior to the reverse acquisition.

P-3